EXHIBIT 23(c)

                               CONSENT OF COUNSEL

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-2 of James Monroe Bancorp, Inc., and the prospectus forming a part of said Registration Statement.

/s/ LeClair Ryan, A Professional Corporation

Richmond, Virginia
September 17, 2003